Exhibit 23 (j)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 36 to Registration Statement No. 2-93177 of Oppenheimer Variable Account Funds on Form N-1A of our reports dated January 23, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses and "Independent Auditors" appearing in the Statement of Additional Information, which are also a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
April 16, 2001